UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 23, 2024, the audit committee of the board of directors of Berenson Acquisition Corp. I (the “Company”) concluded, after discussion with the Company’s management and with the Company’s independent registered public accounting firm, Grant Thornton LLP, that each of the Company’s unaudited financial statements as of March 31, 2023, June 30, 2023 and September 30, 2023 (the “Reporting Periods”) contained in the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2023, August 9, 2023, and November 9, 2023, respectively, should no longer be relied upon. In the unaudited condensed Balance Sheet and unaudited condensed Statement of Changes in Redeemable Common Stock and Stockholders’ Deficit, the Company did not recognize and adjust the carrying value of Class A common stock subject to redemption to equal the redemption value at the end of each Reporting Period in accordance with Accounting Standards Codification Topic 480. The Company also did not disclose in the unaudited condensed Statement of Cash Flows for each Reporting Period the required supplemental non-cash disclosure regarding the change in carrying value of Class A common stock subject to redemption.

The Company’s Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based upon their evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of March 30, 2023, June 30, 2023 and September 30, 2023 due to the material weakness related to the accounting of the Class A common stock subject to redemption as noted above. In light of this material weakness, the Company performed additional analysis as deemed necessary to ensure that the Company’s unaudited interim financial statements were prepared in accordance with U.S. generally accepted accounting principles. To address this material weakness, the Company’s management has devoted, and plans to continue to devote significant effort and resources to the remediation and improvement of its internal control over financial reporting and to provide processes and controls over the internal communication with the Company and the financial advisors.

The Company anticipates filing the Company’s Annual Report on the Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) on or around May 30, 2024. The Company expects to include in the Notes to Financial Statements in the Form 10-K disclosure regarding the restatement of the unaudited condensed Balance Sheets, unaudited condensed Statements of Changes in Redeemable Common Stock and Stockholders’ Deficit, and unaudited condensed Statements of Cash Flows for each of the Reporting Periods.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERENSON ACQUISITION CORP. I

Date: May 29, 2024	By:	/s/ Amir Hegazy
		Name:	Amir Hegazy
		Title:	Chief Financial Officer

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